UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2011

Carrols Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33174	16-1287774
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York		13203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 14, 2011, Fiesta Restaurant Group, Inc. (“Fiesta Restaurant Group”), as borrower, an indirect wholly-owned subsidiary of Carrols Restaurant Group, Inc. (“Carrols Restaurant Group”) and a wholly-owned subsidiary of Carrols Corporation (“Carrols”), and certain subsidiaries of Fiesta Restaurant Group (the “Guarantors”) entered into the First Amendment to the Credit Agreement (the “Fiesta Loan Agreement Amendment”) with Wells Fargo Bank, National Association (the “Administrative Agent”), as administrative agent, and the lenders party thereto (the “Lenders”) as further described in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” which is incorporated by reference in this Item 1.01.

On December 14, 2011, Carrols LLC (“Carrols LLC”), as borrower, an indirect wholly-owned subsidiary of Carrols Restaurant Group and a wholly-owned subsidiary of Carrols, entered into the First Amendment to Credit Agreement (the “Carrols LLC Loan Agreement Amendment”) with Wells Fargo Bank, National Association (the “Carrols LLC Administrative Agent”), as administrative agent, and the lenders party thereto (the “Carrols LLC Lenders”) as further described in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” which is incorporated by reference in this Item 1.01.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On December 14, 2011, Fiesta Restaurant Group and the Guarantors entered into the Fiesta Loan Agreement Amendment. The Fiesta Loan Agreement Amendment amends the Credit Agreement (the “Fiesta Loan Agreement”) dated as of August 5, 2011 among Fiesta Restaurant Group, the Guarantors, the Administrative Agent and the Lenders.

The Fiesta Loan Agreement amends, among other items, the provision for restricted payments under the Fiesta Loan Agreement to provide that fees payable to Carrols Restaurant Group and its subsidiaries by Fiesta Restaurant Group pursuant to the Transition Services Agreement (as defined in the Fiesta Loan Agreement Amendment) to be entered into in connection with the spin-off of Fiesta Restaurant Group by Carrols Restaurant Group shall not exceed $10,000,000 in the aggregate during any fiscal year; provided, that such amount shall be increased (i) at the beginning of each fiscal year (beginning with fiscal year 2012) by an amount equal to the percentage increase in the consumer price index during the previous fiscal year period and (ii) at the beginning of each fiscal quarter by an amount equal to the product of (A) $35,000 multiplied by (B) each new restaurant opened or acquired during the previous fiscal quarter period.

On December 14, 2011, Carrols LLC entered into the Carrols LLC Loan Agreement Amendment. The Carrols LLC Loan Agreement Amendment amends the Credit Agreement (the “Carrols LLC Loan Agreement”) dated as of August 5, 2011 among Carrols LLC, the Carrols LLC Administrative Agent, M&T Bank, as syndication agent, Regions Bank, as documentation agent and the Carrols LLC Lenders.

The Carrols LLC Loan Agreement Amendment amends, among other items, the provision for restricted payments under the Carrols LLC Loan Agreement to permit reimbursement of certain expenses of Carrols Restaurant Group and Carrols related to the operation of Carrols Restaurant Group as a public company and certain general and administrative services provided by the management of Carrols to Carrols LLC and its subsidiaries, subject to certain conditions.

The Fiesta Loan Agreement Amendment and the Carrols LLC Loan Agreement Amendment also amend and restate the respective definitions of “Transition Services Agreement” to refer to the transition services agreement by which Carrols will provide certain general and administrative services to Fiesta Restaurant Group and its subsidiaries after the date of the completion of the spin-off and, to a limited extent, Fiesta Restaurant Group will provide certain general and administrative services to Carrols Restaurant Group and its subsidiaries following the date of the completion of the spin-off.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

10.1	First Amendment to Credit Agreement dated as of December 14, 2011 among Fiesta Restaurant Group, Inc., the guarantors named therein, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent.

10.2	First Amendment to Credit Agreement dated as of December 14, 2011 among Carrols LLC, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date:	December 16, 2011

By:	/s/ Paul R. Flanders
Name:	Paul R. Flanders
Title:	Vice President, Chief Financial Officer and Treasurer

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